Registration No. 333-65709

                      SECURITIES AND EXCHANGE COMMISSION

                               AMENDMENT NO. 3
                                      TO
                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ADM TRONICS UNLIMITED, INC.
           (Exact name of Registrant as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                  22-1896032
                     (I.R.S. Employer Identification No.)

     224-S Pegasus Avenue, Northvale, New Jersey 07647, (201) 767-6040 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

  Dr. Alfonso Di Mino, 224-S Pegasus Avenue, Northvale, New Jersey 07647,
                               (201) 767-6040
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                         Jonathan B. Reisman, Esq.
                         Reisman & Associates, P.A.
                     5100 Town Center Circle, Suite 330
                         Boca Raton, Florida 33486
                               (561) 361-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement to register 2,983,130 shares of Common Stock, $.0005 par value. The full registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.















PROSPECTUS

                       2,983,130 shares of Common Stock

                        ADM TRONICS UNLIMITED, INC.


ADM's common stock has been traded in the over-the-counter market under the symbol ADMT. The reported last sale price of the common stock on the Nasdaq Bulletin Board on February 1, 1999 was $.71825 per share.

The common stock is being offered for sale by three shareholders of ADM and ADM will not receive any part of the proceeds from the sale.

An investment in the common stock involves substantial risks. See "Risk Factors" beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is __________, 1999




















                                      1




                              TABLE OF CONTENTS


                                             Page

Prospectus Summary                           3

Risk Factors                                 3

Where you can find more information          11

Safe Harbor Statement under the Private
Securities Litigation
Reform Act of 1995                           12

Recent Developments                          12

Use of Proceeds                              13

Selling Shareholders                         13

Shares Eligible for Current and Future Sale  15

Plan Distribution                            16

Description of Common Stock                  17

Indemnification                              17

Legal Matters                                18
















                                      2



                              PROSPECTUS SUMMARY

ADM

     ADM was incorporated in Delaware on November 24, 1969. ADM's principal executive offices are located at 224-S Pegasus Avenue, Northvale, New Jersey 07647 and its telephone number is (201) 767-6040.

The Offering

     This prospectus relates to 2,983,130 shares of common stock which are held by three shareholders of ADM. Sales of the common stock by the selling shareholders may be subject to contractual obligations. See "Selling Shareholders" and "Plan of Distribution."


                                 RISK FACTORS

An investment in the common stock is speculative and involves substantial risks. Prospective purchasers of the common stock should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this prospectus before purchasing the common stock.

     Although ADM has engaged in business for more than 29 years, it has been unprofitable during substantially all of such time.

     - During the quarters ended June 30, 1998 and September 30, 1998 and the fiscal year ended March 31, 1998, ADM incurred losses of $60,255, $94,943 and $722,777, respectively.

     -    ADM may never be able to operate profitably.

     ADM's revenues have never exceeded approximately $2,000,000 in any fiscal year.

     - During the quarters ended June 30, 1998 and September 30, 1998, ADM's revenues were $555,822 and $445,281, respectively.

     -    ADM's revenues may never increase.

     On September 30, 1998, ADM had an accumulated deficit of $3,083,583.



                                       3


     Because of the highly technological aspects of ADM's business, ADM's activities are highly capital intensive.

     - ADM may require additional capital to maintain its operations or expand its business. ADM has not made any arrangements to obtain any additional financing.

     - If additional capital becomes available to ADM, it may only be available on terms unfavorable to ADM.

     Because of the specialized nature of products that ADM has marketed, ADM's actual and potential customer base is very small.

     - ADM presently sells its chemical products to a limited number of customers. During the fiscal year ended March 31, 1998 and the quarters ended June 30, 1998 and September 30, 1998, one of such customers accounted for an aggregate of approximately 25%, 25% and 30% of the sales of those products, respectively.

     - The loss of any significant customer would have a material adverse effect on ADM's business. See "Recent Developments."

     ADM has lost its two largest customers for Sonotron Devices

     - Arthronix, Inc. was ADM's sole distributor of Sonotron Devices prior to 1994 and has not purchased any Sonotron Devices from ADM since that time.

     - During the fiscal years ended March 31, 1996 and 1997, sales of Sonotron Devices contributed approximately 50% and 32% of revenues, respectively, and were highly profitable. Sales of Sonotron Devices have not been material subsequent to late 1996.

     - In June 1995, ADM appointed a Japanese company as its exclusive distributor of Sonotron Devices in Japan, Singapore and Malaysia. The Japanese distributor has advised ADM that it does not presently intend to distribute any additional Sonotron Devices.

     - Substantially all revenues realized by ADM from sales of the Sonotron Devices resulted from sales through Arthronix and the Japanese distributor.

     Patent protection may not be available or adequate to protect ADM's products

     - Because virtually all of ADM's products may be copied or duplicated by others, patent protection is of material importance to its business.

     - ADM may apply for additional patents and seek to obtain licenses to patents and patent applications from others. Present or future applications may not result in patents being issued or, if issued, the claims allowed may not adequately protect ADM.



                                          4

     - Patents which are currently being relied upon by ADM or which may be issued to ADM in the future may be challenged, invalidated or circumvented.

     Another company has challenged ADM's patents relating to Sonotron Devices

     - A United States patent in connection with a product which appears to be similar to ADM's Sonotron Device was granted to Electrogesic Corporation in 1994. Electrogesic's patent counsel rendered a written opinion to the effect that its product does not infringe a patent held by ADM, and, further that a patent held by ADM would be found invalid by a court. Although, based upon the description of Electrogesic's product in the opinion letter, ADM's patent counsel disagreed with that conclusion and advised ADM that the Electrogesic's product infringes three patents held by ADM, there can be no assurance that any patent held by ADM will be determined by a court to be valid or to be infringed by the third party's product. In 1994 ADM commenced an action in the United States District Court for the Southern District of New York against Electrogesic. ADM asserted claims based upon patent infringement, interference with existing and prospective contractual and business relations and breach of contract. Electrogesic denied any wrongdoing and asserted counterclaims based upon unfair competition, restraint of trade, violation of anti-trust laws and interference with business relations. In June 1995, ADM withdrew its action and Electrogesic withdrew the counterclaims. A similar action could be instituted against ADM in the future which could result in an unfavorable outcome to ADM.

     ADM's products and proposed products could, in the future, be found to infringe patents of others

     - Because medical products are covered by a large number of patents and patent applications and patent applications in the United States remain confidential until a patent is issued, infringement actions may be instituted against ADM if ADM's products use or are suspected of using technology, processes or other subject matter that is claimed under other existing patents. The same result could occur if others obtain patents claiming subject matter utilized by ADM.

     - An adverse outcome in any future patent dispute could subject ADM to significant liabilities to third-parties, require disputed rights to be licensed or require ADM to cease using the infringed technology.

     - If ADM's products infringe patents or proprietary rights of others, ADM may be required to modify the design of its products or obtain a license. ADM may not be able to adequately modify the design or obtain a license on terms not unfavorable to ADM, if at all.





                                         5



     ADM's limited resources may render it unable to protect its patents or challenge others

     - Because many holders of patents in the medical products industry have substantially greater resources than does ADM and patent litigation is very expensive, ADM may not have the resources necessary to challenge successfully the validity of patents held by others or withstand claims of infringement or challenges to its patents in cases where ADM's position has merit.

     - Even if ADM prevails, the cost of litigation could have a material adverse effect on ADM.

     Trade secrets and other means of protection relied upon by ADM may not adequately protect ADM

     - Because many of ADM's products and technologies are not patented, ADM relies on trade secrets, copyright law, employee and third-party nondisclosure agreements and other protective measures to protect some of its intellectual property rights. These measures may not provide meaningful protection to ADM.

     - The laws of many foreign countries do not protect ADM's intellectual property rights to the same extent as do the laws of the United States, if at all. Although ADM's sales in those countries have not been material for more than two years, they may become material in the future.

     Because the formulas and specifications for ADM's chemical products are not patented or otherwise protected, others may replicate ADM's formulas

     ADM is dependant on key executives who do not have employment agreements with ADM

     -Because the success of ADM is largely dependent upon the personal efforts, abilities and business relationships of its executive officers, if any of the officers was to terminate his employment with ADM or be unable to be employed before a qualified successor, if any, could be found, ADM would be materially adversely affected.

     ADM's Business is Intensely Competitive

                    Risks unique to ADM

     - Substantially all of ADM's competitors have substantially greater financial resources than does ADM.

     - Limitations due to the number of vendors and others willing to deal with an entity of ADM's size and the terms on which it can obtain raw materials can place ADM at a competitive disadvantage.





                                       6


     - Diapulse Corporation of America, Inc. manufactures and markets devices that are substantially equivalent to the SofPulse Device.

     - A number of other manufacturers, both domestic and foreign, market shortwave diathermy devices that produce deep tissue heat and that may be used for the treatment of medical conditions for which the SofPulse Device is also indicated.

     - ADM's products face competition from other forms of treatment such as hyperbaric oxygen chambers, thermal therapies and hydrotherapy.

     - Companies with substantially larger expertise and resources than those available to ADM may develop or market new products that directly compete with ADM's present and proposed products.

     ADM is subject to significant industry risks

     - Other technologies or products that are functionally similar to ADM 's may currently be under development.

     - Alternate forms of treatment that compete with ADM's products may achieve rapid acceptance in the medical community.

     - Because of the nature of ADM's products, ADM's business is intensely competitive on the basis of both price and quality.

     In addition to sales limitations based upon the specialized nature of ADM's products, because of ADM's small amount of capital resources, only a limited the number of potential customers can be expected to purchase ADM's products

     ADM's bargaining power with suppliers is limited by its lack of significant capital

     Because the technologies utilized by ADM products are rapidly changing, competitors may develop technologies or products that render ADM's products obsolete or less marketable.

     - If ADM is unable to continually enhance and improve its products and to develop or acquire and market new products, ADM will be unable to compete with others.

     - ADM may not be able to successfully enhance its existing products or develop or acquire new products primarily because of its limited resources.





                                      7


     Adverse experience with clinics

     - From time to time since 1989, ADM and others have operated clinics to treat people suffering from the pain of osteoarthritis through the use of the Sonotron Device. None of the clinics generated any significant revenues. ADM believes that the inability to generate significant revenues is a result of the unavailability of governmental reimbursement or private insurance to patients.

     - No facility using Sonotron Devices may be able to operate profitably in the absence of reimbursement or insurance, if at all.

     Because ADM's products may cause personal injury or property damage, ADM may be exposed to product liability claims by users of the products

     -ADM maintains a general liability insurance policy that includes aggregate product liability coverage of $2,000,000 which may not be sufficient to cover potential claims.

     -The present level of insurance coverage may not be available in the future at a reasonable cost, if at all.

     Because ADM generally warrants its products to be free from defects in materials and workmanship for periods of time ranging from ninety days to two years, warranty claims and expenses could have a material adverse effect on ADM

     If changes in the health care system or method of reimbursement for the SofPulse Device and any other medical device which may be marketed by ADM in the United States occur, ADM may not be able to market its medical devices

     - Significant uncertainty exists as to the reimbursement status of existing and newly approved healthcare products and adequate third-party coverage may not be available for any of ADM's products in the future.

     Because ADM and its products are subject to significant governmental regulation, any failure by ADM to comply with the applicable regulations or a failure to obtain and maintain necessary product approval could restrict or eliminate ADM's ability to sell its products.




                                      8

     ADM's expansion plans could be seriously undermined by its limited financial resources, potential inability to secure financing and essential governmental approvals, and other factors

     - Because ADM is pursuing a growth strategy and intends to hire additional personnel in the future, because of ADM's limited resources it may not be able to effectively manage its expanding operations and anticipate all of the changing demands that its planned expansion will impose on its resources.

     - The success of ADM's planned expansion will depend on numerous factors, many of which are beyond ADM's control, including, among others, the securing of necessary governmental permits and regulatory approvals, the hiring and training of management personnel, the terms and availability of financing and other general economic and business conditions.

     -    Obtaining governmental approvals may be too costly for ADM.

     - The government may withhold or deny approval of a product if the government believes that sufficient clinical data has not been submitted or the efficacy or safety of the product does not warrant approval.

     Because of their ownership of common stock, ADM's officers and directors will, as a practical matter, have the ability to direct substantially all matters requiring approval by the stockholders of ADM, including the election of directors

     -Their ownership could discourage the possible takeover of ADM or make the removal of management of ADM more difficult, discourage hostile bids for control of ADM in which stockholders may receive premiums for their common stock, or otherwise dilute the rights of holders of common stock and the market price of common stock.

     The market price for the common stock has been and may continue to be highly volatile.

     - Factors such as ADM's financial results and introduction of new products by ADM or its competitors, and various factors affecting the healthcare industry generally, may have a significant impact on the market price of the common stock.

     - In recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of small companies which have not necessarily been related to the operating performance of those companies.




                                     9


     Shares eligible for current and future sale could adversely affect the prevailing market price of the common stock.

     - Approximately 64% of ADM's outstanding common stock can be sold without restriction. See "Shares Eligible for Current and Future Sale."


     Possible adverse effect of large number of options and warrants at relatively low exercise prices

     - For the respective terms of ADM's options and warrants, their holders may profit from a rise in the market price of the common stock with a resulting dilution in the interests of the other stockholders.

     - The terms on which ADM may obtain additional financing during the respective terms may be adversely affected by the their existence.

     -Holders of ADM's options and warrants may exercise them at a time when ADM might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by them.

     - On January 6, 1999, ADM had outstanding options and warrants for the purchase of an aggregate of 5,867,819 shares of common stock at a weighted average price of $.303 per share. Those shares represent approximately 12% of ADM's outstanding common stock.

     - ADM has agreed to issue additional options and warrants for the purchase of an aggregate of 6,000,000 shares of common stock at a weighted average price of $.504 per share. Those shares represent approximately 13% of ADM's outstanding common stock

     - Additional shares of common stock could become issuable pursuant to anti-dilution adjustments under the terms of the options and warrants.

     From time to time there has been insignificant trading volume in the common stock and, accordingly, holders of the common stock may not be able to sell their common stock when they desire to do so.

     The recent delisting from Nasdaq of the common stock may have an adverse effect.

     Because the common stock was recently delisted from NASDAQ, the marketability of the common stock and the prestige of ADM in the financial community may be diminished. See "Recent Developments."

     ADM has never paid any cash dividends on its common stock and has no present intention to declare or to pay cash dividends on its common stock





                                        10

     Issuance of preferred stock could adversely affect holders of the common stock

     - The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights determined by the Board of Directors.

     - The issuance of preferred stock could adversely affect the voting power, dividend and distribution rights of the holders of the common stock.

     - The issuance of preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in control of ADM.

     - Although ADM has no present intention to issue any preferred stock, it may do so in the future.


                     WHERE YOU CAN FIND MORE INFORMATION

     ADM files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any document ADM files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. the public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, such as ADM, that file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows ADM to "incorporate by reference" the information ADM files with it which means that ADM can disclose important information to you by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, and later information that ADM files with the SEC will automatically update and supersede this information. ADM incorporates by reference the documents filed by us and listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of this offering.

          - Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 1998;

          - Quarterly Reports on Form 10-QSB for the quarter ended June 30, 1998 and September 30, 1998;

          - Current Report on Form 8-K, as amended, dated May 27, 1998 ;

          - Current Report on Form 8-K, as amended, dated August 18, 1998;





                                        11

          - The description of the common stock contained in our registration statement on Form 10;. and

          - Proxy soliciting materials with respect to a Special Meeting of Shareholders held on December 4, 1998.

You may request a copy of these filings, at no cost, by writing or telephoning us as follows:

                             Shareholder Services
                         ADM Tronics Unlimited, Inc.
                             224-S Pegasus Avenue
                         Northvale, New Jersey 07647
                                (201) 767-6040

This prospectus is part of a registration statement filed with the SEC, File No. 333-65709.


 "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
                                  OF 1995

     Statements contained in the "Prospectus Summary" and "Risk Factors" regarding matters that are not statements of historical fact, including statements relating to plans, strategies, expectations and future economic results, are forward-looking statements within the meaning of Section 27A of the Securities Act. Actual results may differ materially from the statements made, as a result of various factors, including risks associated with market acceptance of ADM's products, ADM's capital needs, obtaining regulatory approval, patent and other intellectual property protection, ADM's maintenance of its net tangible assets, economic and other factors which impact the market for ADM's products and other factors which are described from time to time in ADM's filings with the SEC.


                             RECENT DEVELOPMENTS

     - In August 1998, ADM was notified that its Premarket Notification filed with the FDA with respect to the Aurex-3 had been approved. The approval does not constitute an assurance that the Aurex-3 can be successfully marketed by ADM.

     - On August 18, 1998, ADM consummated the transactions contemplated by the asset purchase agreement.

     -   Reference is made to Item 3.   "Legal Proceedings" in ADM's 1998 Annual
     Report on Form 10-KSB with respect to arbitration conducted through the American Arbitration Association. In September 1998, the arbitrator held that ADM breached the 1993 Distribution Agreement. The Arbitrator awarded $186,000 plus interest to Arthronix as well as attorneys' fees and costs of up to an aggregate of $53,000, all to be paid by ADM.



                                      12


     - In September 1998, ADM entered into an agreement with MEDIQ/PRN Life Support Services, Inc. pursuant to which ADM appointed MEDIQ as its exclusive distributor of SofPulse Devices. The distributorship will run for three years unless terminated by either party at the end of any twelve month period. MEDIQ has agreed to use its best efforts to market SofPulse Devices to medical professionals and healthcare entities with which it has existing relationships in order to secure rental customers for the SofPulse Devices. MEDIQ has further agreed to provide a 24 hour a day customer service center to support the marketing efforts and maintain an adequate inventory of SofPulse
     Devices. ADM will train MEDIQ's personnel in connection with renting, marketing, use and maintenance of the SofPulse Devices. ADM has also agreed to train customers in the clinical use of SofPulse Devices. For its services under the Agreement, MEDIQ will receive 45% of revenues received from the rental of the SofPulse Devices.

     - In October 1998, ADM entered into an Agreement with Byron Medical pursuant to which Byron agreed to perform promotional activities in connection with the SofPulse Devices. The Agreement will terminate in October 2001 unless sooner terminated by either party at the end of any twelve month period. ADM has agreed to pay Byron a commission of 7.5% of amounts received from customers referred by leads supplied by Byron.

     - On December 16, 1998, the common stock was delisted from Nasdaq. Because of the delisting, as long as the common stock remains below $5.00 per share, trading in the common stock is subject to the requirements of applicable rules under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the delivery, prior to any transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the liquidity of the common stock.

     - On December 8, 1998, Dr. Harold Gelb, D.M.D. was elected as a member of ADM's Board of Directors. Dr. Gelb, age 73, has practiced dentistry for more than 50 years and limits his practice to temporomandibular disorders. Dr. Gelb is a Diplomate of the American Board of Orofacial
     Pain and a Diplomate of the American Academy of Head, Neck and Facial
     Pain.  Dr. Gelb's address is 635 Madison Avenue, New York, New York
     10022. ADM has granted options to Dr. Gelb to purchase an aggregate of 500,000 shares of common stock at a weighted average price of $.372 per share.

                              USE OF PROCEEDS

     ADM will not receive any proceeds from the sale of common stock by the selling shareholders.


                            SELLING SHAREHOLDERS

     The following table sets forth information as of the date of this prospectus with respect to the common stock held by each selling shareholder. Except as set forth below, none of the selling shareholders has had any



                                     13

position, office or other material relationship with ADM or any of its predecessors or affiliates within the past three years other than as a result of the ownership of the common stock. The common stock may be offered from time to time by the selling shareholders.




Name & Address                  Shares of Common Stock      Number of Shares
                                Beneficially Owned (1)      Being Offered

Electropharmacology, Inc.       1,400,000(2)                1,400,000(2)
2301 NW 33rd Court
Pompano Beach, FL 33069

Jones, Day, Reavis & Pogue      1,437,130(2)                1,437,130(2)
2300 Trammell Crow Center
Dallas,   TX 75201

Resource Realty Services, Inc.    146,000                     146,000
421-13 Route 59
Monsey, NY 10952

Totals                          2,983,130                   2,983,130

_______________

     (1) For purposes of this prospectus, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this prospectus upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within the 60 day period have been exercised or converted, as the case may be. Accordingly, 1,500,000 and 75,000 shares of common stock underlying Warrants issued by ADM to Electropharmacology and Resource Realty, respectively, are not deemed to be beneficially owned by them and, therefore, are not reflected in the table.

     (2) Held of record by Andre' Di Mino, as Trustee, under a Voting Trust Agreement. Pursuant to such Agreement, Mr. Di Mino has full voting rights with respect to the shares until 2008 or until such earlier time as they may be sold pursuant to either this


                                     14

     prospectus or Rule 144 under the Securities Act. Accordingly, Mr. Di Mino may be deemed to be the beneficial owner of the shares.

     On May 27, 1998, ADM entered into an asset purchase agreement with Electropharmacology, Inc. pursuant to which ADM purchased assets previously utilized by Electropharmacology in connection with the SofPulse electromagnetic stimulation device marketed under the name MRT-SofPulse or SofPulse for use in treating pain and edema in post-operative soft tissue injuries. Reference is made to the response to Item 1 of ADM's 1998 Annual Report on form 10-KSB. Resource Realty Services, Inc. introduced ADM to Electropharmacology and consulted with ADM in connection with the asset purchase agreement. An affiliate of Electropharmacology is a consultant to ADM.

     Electropharmacology and Jones, Day, Reavis & Pogue agreed not to sell any common stock prior to October 17, 1998 and September 17, 1998, respectively. They also agreed that for (a) the ninety day period commencing September 18, 1998, in any calendar month, collectively, they would not dispose of a number of shares of common stock in excess of 5% of the average reported trading volume of the common stock during the immediately preceding calendar month (such limitation not being cumulative) and (b) during the period commencing on December 17, 1998 and terminating on August 18, 1999, in any calendar month, collectively, they will not sell a number of shares of common stock in excess of 10% of the average reported trading volume of the common stock during the immediately preceding calendar month (such limitation not being cumulative). Electropharmacology has agreed with Jones, Day that Electropharmacology will not sell any of the common stock until the earlier of the time that Jones, Day has sold all its common stock or the foregoing restrictions are no longer in effect. Furthermore, until August 18, 1999, Electropharmacology and Jones, Day have each agreed that prior to making any sale of any common stock, it shall give notice to ADM and ADM shall have until the next business day to notify the applicable selling shareholder that it will purchase all of the common stock with respect to which notice was given, at its fair market value as defined in the asset purchase agreement.

     ADM agreed that if the common stock has not been registered under the Securities Act and under applicable state securities laws by October 17, 1998, then on that day and on each thirty day anniversary until the common stock is so registered, if timely requested by Jones, Day, ADM will purchase from Jones, Day for $20,000 a number of shares of common stock equal to 20,000 divided by the then current value per share as determined in accordance with the asset purchase agreement. ADM's obligation to purchase shares of common stock from Jones, Day is limited to an aggregate purchase price of $60,000 if registration has not occurred due to circumstances not reasonably within the control of ADM. As of February 3, 1999, ADM had purchased 87,870 shares from Jones, Day for $60,000.

     ADM and the selling shareholders have agreed to indemnify each other with respect to losses, cost or damages, including, but not limited to, those which may arise under the Securities Act.


                 SHARES ELIGIBLE FOR CURRENT AND FUTURE SALE

     On January 6, 1999, ADM had 47,406,652 shares of common stock outstanding. Of these shares, with the exception of contractual



                                    15

restrictions imposed upon the selling shareholders, approximately 30,300,000 shares are freely transferable without restriction or further registration under the Securities Act. The remaining shares of common stock currently outstanding are "restricted securities" or owned by affiliates within the meaning of such term in Rule 144 promulgated under the Securities Act, and which are currently eligible for sale in the public market in reliance upon Rule 144.

     - In general, under Rule 144, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of ADM as that term is defined in Rule 144, is entitled to sell within any three-month period a number of restricted shares owned for at least one year that does not exceed the greater of (i) one percent of the then outstanding shares of common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding the filing of a prescribed notice with the Commission with respect to such sale.

     - Sales under Rule 144 are also subject to requirements as to the manner of sale, notice and the availability of current public information about ADM.

     - Where a minimum of two years has elapsed between the later of the date of the acquisition of restricted securities from ADM or from an affiliate of ADM and any resale in reliance on Rule 144 for the account of either the initial acquiror or any subsequent holder, a person who has not been an affiliate of ADM for at least the three months immediately preceding the sale is entitled to sell such securities under Rule 144 without regard to any of the limitations described above.

     - Sales of substantial amounts of common stock in the public market under Rule 144, pursuant to registration statements or otherwise could adversely affect the prevailing market price of the common stock

     - ADM has agreed to register an aggregate of 1,575,000 shares of common stock underlying warrants held by the selling shareholders under specified circumstances.


                           PLAN OF DISTRIBUTION

     The common stock may be sold from time to time to purchasers directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer the common stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders for whom they may act as agent. The selling shareholders and any underwriters, dealers or agents that participate in the distribution of common stock may be deemed to by underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The common stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying
prices determined at the time of sale or at negotiated prices.   Under
agreements entered into with ADM, the selling shareholders, and any



                                    16

underwriter they may utilize, will be indemnified by ADM against specified civil liabilities, including liabilities under the Securities Act.

     ADM has estimated its expenses of the offering of the common stock by the selling shareholders as follows:

               -    Registration Fee                         $     510
               -    Professional  Fees and Expenses          $  18,000
               -    Miscellaneous                            $   1,490
                         Total                               $  20,000

Electropharmacology has agreed to pay $15,000 of such expenses. The remainder of the expenses has been or will be paid by ADM.


                         DESCRIPTION OF COMMON STOCK

   Set forth below is a description of the material terms and provisions of the common stock which should be read in conjunction with the Certificate of Incorporation, as amended, of ADM and the By-Laws, as amended, of ADM.

   Holders of the common stock are entitled to one vote at all meetings of stockholders for each share held by them with respect to all matters upon which they have a right to vote. Holders of common stock have no preemptive rights and have no other rights to subscribe for additional common stock of ADM, nor do the holders have any conversion rights or rights of redemption. All common stock will participate equally in dividends, when, as and if declared by the Board of Directors, out of funds legally available therefor, and in net assets upon liquidation, subject to the rights of holders of preferred stock, if any.

   Transfer Agent. ADM's transfer agent is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, TX 75248.


                              INDEMNIFICATION

   ADM's By-Laws provide that ADM shall, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its executive officers and directors.

   Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of any other corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to



                                      17

the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation, may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.

   Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of ADM pursuant to the foregoing provisions, or otherwise, ADM has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   ADM and the selling shareholders have agreed to indemnify each other in specified circumstances. See "Selling Shareholders."


                                LEGAL MATTERS

   Legal matters relating to the common stock has been passed upon for ADM by Reisman & Associates, P.A., Boca Raton, Florida to the extent set forth in that firm's opinion filed as an exhibit to the registration statement.




















                                      18



No person has been authorized in
connection with the offering made
to give any information or to make
any representations not contained
in this prospectus and, if given or
made, such information or
representations must not be relied
upon as having been authorized by
ADM.

This prospectus does not constitute
an offer to sell or a solicitation
of an offer to buy any of the                      PROSPECTUS
securities offered hereby to any           ADM TRONICS UNLIMITED, INC.
person or by anyone in any
jurisdiction in which it is                   2,983,130 SHARES OF
unlawful to make such offer or                   COMMON STOCK
solicitation. Neither the delivery
of this prospectus nor any sale
made hereunder shall, under any
circumstances, create any
implication that the information
herein is correct as of any date
subsequent to the date hereof.
















                                       19



                                   PART II

Item 14. INFORMATION NOT REQUIRED IN THE PROSPECTUS OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   SEC Registration Fee               $      510
   Professional  Fees and Expenses    $   18,000
   Miscellaneous                      $    1,490
        Total                         $   20,000

Electropharmacology, Inc. has agreed to pay the Registrant $15,000 with respect to the above expenses. The remainder of the above expenses has been or will be paid by the Registrant.


Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Registrant's By-Laws provide that it shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify its executive officers and directors.
Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of any other corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.


Item 16.          EXHIBITS

3.1     Certificate of Incorporation and amendments thereto filed on August 9,
        1976 and May 15, 1978.   Exhibit 3(a) to the Registrant's Registration
        Statement on Form 10, File No. 0-17629 (the "Form 10"), is hereby incorporated by reference.
3.2 Certificate of Amendment to Certificate of Incorporation filed December 9, 1996. Exhibit 3(a) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997 is hereby incorporated by reference.
3.3     By-Laws. Exhibit 3(b) to the Form 10 is hereby incorporated by reference.
4.1     Specimen Common Stock certificate.*
4.2 Warrant issued to The Global Opportunity Fund Limited. Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB, as amended for the fiscal year ended March 31, 1998 (the "1998 Annual Report") is hereby incorporated by reference.
4.3 Form of Warrant issued to Electropharmacology, Inc. and Resource Realty Services, Inc*
5.1     Opinion re legality. ***
9.1 Trust Agreements of November 7, 1980 by and between Dr. Alfonso Di Mino et al. Exhibit 9 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
9.2 Voting Trust Agreement of August 18, 1998 between certain shareholders of the Registrant and ADM.*
10.1 Memorandum of Lease by and between the Registrant and Cresskill Industrial Park III dated as of August 26, 1993. Exhibit 10(a) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1994 is hereby incorporated by reference.
10.2 Agreement of July 8, 1987 by and between Donna Di Mino, Dr. Alfonso Di Mino, et al. Exhibit 10(q) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.3 Agreement of July 13, 1993 by and between ADM Medical Ventures Corporation and Arthronix, Inc. Exhibit 10(r) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.4 Agreement of June 9, 1992 by and between Advent Medical Technology, Inc. and Arthritic Relief Centers, Inc. Exhibit 2 to the Registrant's Current Report on Form 8-K dated June 9, 1992 is hereby incorporated by reference.
10.5 Agreement of June 9, 1992 by and between Advent Medical Technology, Inc. and Vet Sonotron Systems, Inc. Exhibit 3 to the Registrant's Current Report on Form 8-K dated June 9, 1992 is hereby incorporated by reference.
10.6 Stock Purchase Agreement and Registration and Rights Agreement (undated) by and between The American Heritage Fund, Inc. and the Registrant.
        Exhibit 10(i) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.7 Amendment to Agreement of March 16, 1993 by and between Arthritic Relief Centers, Inc. and Advent Medical Technology, Inc. Exhibit 10(k) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.8 Voting Agreement of March 16, 1993 by and between Vet Sonotron Systems, Inc. and Advent Medical Technology, Inc. Exhibit 10(l) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.9 Voting Agreement of March 16, 1993 by and between Arthritic Relief Centers, Inc. and Advent Medical Technology, Inc. Exhibit 10(m) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.10 Agreement for Sale of Stock Between the Registrant, James C. Wickstead and Thomas Petrie. Exhibit 10.10 to the 1998 Annual Report is hereby incorporated by reference.
10.11 Employment Agreement of November 26, 1997 between Thomas Petrie and Precision Assembly Corp. Exhibit 10.11 to the 1998 Annual Report is hereby incorporated by reference
10.12 Asset Purchase Agreement of May 27, 1998 by and among Electropharmacology, Inc., AA Northvale Medical Associates, Inc. Exhibit
        10.12 to the 1998 Annual Report is hereby incorporated by reference.
10.13 Subscription Agreement of March 31, 1998 between the Registrant and The Global Opportunity Fund Limited. Exhibit 10.13 to the 1998 Annual Report is hereby incorporated by reference.
10.14 Consulting Agreement, dated May 15, 1998, by and between the Registrant and Wharton Capital Corp. Exhibit 99.1 to the Registrant's Registration Statement on Form S-8, File. No. 333-57823, is hereby incorporated by reference.
10.15 Extension to Consulting Agreement dated August 18, 1998 by and between the Registrant and Wharton Capital Corp. Exhibit 99.2 to the Registrant's Registration Statement on Form S-8, File. No. 333-62165,
        is hereby  incorporated by reference.
10.16 Consulting Agreement dated June 25, 1998 by and between the Registrant and Joel Brownstein. Exhibit 99.3 to the Registrant's Registration Statement on Form S-8, File. No. 333-66023 is hereby incorporated by reference.
10.17 Agreement of September 21, 1998 by and between AA Northvale Medical Associates, Inc. and MEDIQ/PRN Life Support Services, Inc. *
10.18 Agreement of October 28, 1998 between AA Northvale Medical Associates, Inc. and Byron Medical. *
21.1    Subsidiaries of the Registrant. *
23.1    Consent of Kaufman, Rossin & Co. ****
23.2    Consent of Reisman & Associates, P.A. (included in Exhibit 5.1)
23.3    Consent of Ernst & Young, LLP ****
24.1    Power of Attorney. (included on signature page) *
------------------
   *     Filed with Registration Statement on Form S-3.
  **     Filed with Amendment No. 1 to Registration Statement on Form S-3.
 ***     Filed herewith.
****    To be filed by amendment.


Item 17.     UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sells
             securities, a post-effective amendment to this registration statements to: (i) include any prospectus required by
             Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on to the plan of distribution.

                 (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                 (3) To file a post-effective amendment to remove from
             registration any of the securities that remain unsold at the end of the offering.

 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey, on this 3rd day of February, 1999.

                            ADM TRONICS UNLIMITED, INC.
                            /s/ Dr. Alfonso Di Mino
                            By: DR. ALFONSO DI MINO,. President


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below under the heading "Signature" constitutes and appoints Dr. Alfonso Di Mino and Andre' Di Mino his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                     TITLE                        DATE

/s/Dr. Alfonso Di Mino         Chief Executive Officer      February 3, 1999
                               and Director

/s/Andre' Di Mino              Chief Financial and          February 3, 1999
                               Accounting Officer and
                               Director

/s/ Vincent Di Mino            Director                     February 3, 1999

/s/ Thomas Petrie              Director                     February 3, 1999

__________________             Director
John Berenyi

__________________             Director
Dr. Harold Gelb







EXHIBIT 5.1

                                  Law Offices
                           REISMAN & ASSOCIATES, INC.
                                   Suite 330
                             5100 Town Center Circle
                             Boca Raton, Florida 33486

TELEPHONE (561) 361-9300                           TELECOPIER (561) 416-9249




February 4, 1999



ADM Tronics Unlimited, Inc.
224-S Pegasus Avenue
Northvale, NJ 07647

Ladies and Gentlemen:

We have acted as your counsel in connection with a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement") with respect to 2,983,130 shares of Common Stock, $.0005 par value.

We have examined such originals or certified, conformed or photostatic copies, the authenticity of which we have assumed, of certificates or public officials and your corporate officers and other documents, certificates, records, authorizations and proceedings as we have deemed relevant and necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and all copies submitted to us as conformed or photostaic copies.

Based on the foregoing, we are of the opinion that the securities referred to herein whn sold as set forth in the Registration Statement will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and consent to the use of our name as it appears under the caption "Legal Matters" therein.

Sincerely,

/s/ REISMAN & ASSOCIATES, P. A.

REISMAN & ASSOCIATES, P. A.